Ziopharm Oncology, Inc.
Stock Option Agreement
(Non-Statutory)

This Stock Option Agreement is made and entered into as of the ___ day of ___________, 200__, between _________________ (“Employee”) and ZIOPHARM Oncology, Inc., a Delaware corporation (the “Company”).

Background

A.    Employee has been hired to serve as an employee of the Company or the Company desires to induce Employee to continue to serve the Company as an employee.

B.    The Company has adopted the 2003 Stock Option Plan (the “Plan”) pursuant to which shares of common stock of the Company have been reserved for issuance under the Plan.

NOW, THEREFORE, the parties hereto agree as follows:

1.    Incorporation by Reference. The terms and conditions of the Plan, a copy of which has been delivered to Employee, are hereby incorporated herein and made a part hereof by reference as if set forth in full. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern and control.

2.    Grant of Option; Purchase Price. Subject to the terms and conditions herein set forth, the Company hereby irrevocably grants from the Plan to Employee the right and option, hereinafter called the “Option”, to purchase all or any part of an aggregate of the number of shares of common stock, $.001 par value per share, of the Company (the “Shares”) set forth at the end of this Agreement after “Number of Shares:” at the price per Share set forth at the end of this Agreement after “Purchase Price:”.

3.    Exercise and Vesting of Option. The Option shall be exercisable only to the extent that all, or any portion thereof, has vested in the Employee. Except as provided herein in paragraph 4, the Option shall vest in Employee in _____ equal annual installments beginning on the first anniversary of the date of this Agreement and continuing on each subsequent anniversary date, so long as Employee remains an employee of the Company (each such date is hereinafter referred to singularly as a “Vesting Date” and collectively as “Vesting Dates”), until the Option is fully vested, as set forth at the end of this Agreement after “Vesting Schedule:”.

4.    Termination of Employment. In the event that the Employee ceases to be employed by the Company, for any reason or no reason, with or without cause, prior to any Vesting Date, that part of the Option scheduled to vest on such Vesting Date, and all parts of the Option scheduled to vest in the future, shall not vest and all of Employee's rights to and under such non-vested parts of the Option shall terminate.

5.    Term of Option. To the extent vested, and except as otherwise provided in this Agreement, the Option shall be exercisable for ten (10) years from the date of this Agreement; provided, however, that in the event Employee ceases to be employed by the Company, for any reason or no reason, with or without cause, Employee or his/her legal representative shall have ninety (90) days from the date of such termination of his/her position as an employee, or, if earlier, upon the expiration date of the Option as set forth above, to exercise any part of the Option vested pursuant to Section 3 of this Agreement. Upon the expiration of such ninety (90) day period, or, if earlier, upon the expiration date of the Option as set forth above, the Option shall terminate and become null and void.

6.    Rights of Option Holder. Employee, as holder of the Option, shall not have any of the rights of a shareholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him or her upon the due exercise of all or any part of the Option. Nothing contained in this Agreement shall be deemed to grant Employee any right to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation, nor shall this Agreement be construed as giving Employee, Employee’s beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

7.    Transferability. The Option shall not be transferable except to the extent permitted by the Plan.

8.    Securities Law Matters. Employee acknowledges that the Shares to be received by him or her upon exercise of the Option may have not been registered under the Securities Act of 1933 or the Blue Sky laws of any state (collectively, the “Securities Acts”). If such Shares have not been so registered, Employee acknowledges and understands that the Company is under no obligation to register, under the Securities Acts, the Shares received by him or her or to assist him or her in complying with any exemption from such registration if he or she should at a later date wish to dispose of the Shares. Employee acknowledges that if not then registered under the Securities Acts, the Shares shall bear a legend restricting the transferability thereof, such legend to be substantially in the following form:

“The shares represented by this certificate have not been registered or qualified under federal or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to the federal or state securities laws, and the Company may require that the availability or any exemption or the inapplicability of such securities laws be established by an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company.”

9.     Employee Representations. Employee hereby represents and warrants that Employee has reviewed with his or her own tax advisors the federal, state, and local tax consequences of the transactions contemplated by this Agreement. Employee is relying solely on such advisors and not on any statements or representation of the Company or any of its agents. Employee understands that he or she will be solely responsible for any tax liability that may result to him or her as a result of the transactions contemplated by this Agreement. The Option, if exercised, will be exercised for investment and not with a view to the sale or distribution of the Shares to be received upon exercise thereof.

10.    Notices. All notices and other communications provided in this Agreement will be in writing and will be deemed to have been duly given when received by the party to whom it is directed at the following addresses:

If to the Company: ZIOPHARM Oncology, Inc. 1180 Avenue of the Americas, 19th Floor New York, NY 10036 Attn: Chief Executive Officer	If to Employee: ________________________________ ________________________________ ________________________________

11.    General.

(a)     The Option is granted pursuant to the Plan and is governed by the terms thereof. The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option Agreement.

(b)     Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm, or corporation other than the parties hereto, any rights or benefits under or by reason of this Agreement.

(c)     Each party hereto agrees to execute such further documents as may be necessary or desirable to effect the purposes of this Agreement.

(d)     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

(e)     This Agreement, in its interpretation and effect, shall be governed by the laws of the State of New York applicable to contracts executed and to be performed therein.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Number of Shares:		EMPLOYEE:
Exercise Price:	$ /share	Name:
ZIOPHARM Oncology, INC.
By:
Its:

Vesting Schedule:

No. of Shares To Be Vested	Vesting Date